Exhibit 21.1

NORTHSTAR REAL ESTATE INCOME TRUST, INC.
List of Significant Subsidiaries

Formation
Entity Name	Jurisdiction
NorthStar Real Estate Income Trust Operating Partnership, LP...........................................................	Delaware
NS Income Opportunity REIT Holdings, LLC......................................................................................	Delaware
NS Income PE Fund Investor, LLC.......................................................................................................	Delaware
NorthStar 2013-1, LLC..........................................................................................................................	Delaware
NS Income Sub-REIT Corp...................................................................................................................	Maryland
NRFC Income Opportunity Securities Holdings, LLC	Delaware
NS Income DB Loan, LLC	Delaware
Project Shore NL Investor I, LLC	Delaware
SE Malls Lender NT-I, LLC	Delaware
5TS Mezz NT-1, LLC	Delaware
80 Broad PE-NT-I, LLC	Delaware
RNSI City Place JV, LLC	Delaware